EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
Penson Worldwide, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Stock Incentive Plan and Employee Stock Purchase Plan of Penson Worldwide, Inc. of our report dated March 12, 2009, with respect to the consolidated financial statements of Penson Worldwide, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
BDO SEIDMAN, LLP
Dallas, Texas
June 15, 2009